Exhibit 3.1

CERTIFICATE OF FORMATION

OF

NATIONAL MENTOR HOLDINGS, LLC

                This Certificate of Formation of National Mentor Holdings, LLC (the “LLC”), dated as of June 29, 2006, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq).

                FIRST. The name of the limited liability company formed hereby is National Mentor Holdings, LLC.

                SECOND. The registered office of the LLC in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801 and the registered agent of the LLC in the State of Delaware in The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle, Delaware 19801.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Andrew Chvatal
Andrew Chvatal
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:28 PM 06/29/2006
FILED 04:28 PM 06/29/2006
SRV 06062630 - 2364211 FILE